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                                                                      [LOGO] TCW
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       TCW
       Code of Ethics





       As of November 1, 2006

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Compliance TCW Employee Policy
As of November 1, 2006                                                [LOGO] TCW
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       Trust Company of the West
       865 South Figueroa Street, Suite 1800
       Los Angeles, CA 90017
       213.244.0000
       www.TCW.com


TABLE OF CONTENTS
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I.         Introduction                                         Page 1

II.        Personal Investment Transactions Policy              Page 2

III.       Policy Statement on Insider Trading                  Page 11

IV.        Gifts, Payments, and Preferential Treatment          Page 21

V.         Outside Activities                                   Page 24

VI.        Political Activities and Contributions               Page 26

VII.       Other Employee Conduct                               Page 31

VIII.      Confidentiality                                      Page 32

IX.        Exemptive Relief                                     Page 32

X.         Sanctions                                            Page 33

XI.        Reporting Illegal or Suspicious Activity             Page 33

XII.       Annual Compliance Certification                      Page 35

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Compliance TCW Employee Policy
As of November 1, 2006                                                [LOGO] TCW
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I. Introduction

The TCW Group, Inc. is the parent of several companies which act as investment adviser or manager of investment companies, corporate pension funds, other institutions and individuals. As used in this Code of Ethics, "TCW" refers to The TCW Group, Inc., all of its subsidiaries and affiliated partnerships that are investment advisers registered with the Securities and Exchange Commission, and Trust Company of the West.

This Code of Ethics is based on the principle that the officers, directors and employees of TCW owe a fiduciary duty to, among others, TCW's clients. In light of this fiduciary duty, you should conduct yourself in all circumstances in accordance with the following general principles:

      o You must at all times place the interests of TCW's clients before your own interests.

      o You must conduct all of your personal investment transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

      o You should adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions to their personal benefit.

      o You should adhere to the principle that information concerning the identity of security holdings and financial circumstances of clients is confidential.

      o You should comply with those applicable federal securities laws and TCW policies as issued from time to time applicable to your group.

      o Communications with clients or prospective clients should be candid and fulsome. They should not only be true and complete, but they should not have the effect to mislead or misrepresent. This applies to all marketing and promotional materials.

      o     Independence in investment-decision making should be paramount.

      o Decisions affecting clients are to be made with the goal of providing equitable and fair treatment as among them.

Although it is sometimes difficult to determine what behavior is necessary or appropriate to adhere to these general principles, this Code contains several guidelines for proper conduct. TCW values its reputation for integrity and professionalism. That reputation is the firm's most valuable asset. To that end, actions of employees should be consistent and in furtherance of this reputation. In the end, the effectiveness of TCW's policies regarding ethics depends on the judgment and integrity of its employees rather than on any set of written rules. Accordingly, you must be sensitive to the general principles involved and to the purposes of the Code in addition to the specific guidelines and examples set forth below. If you are uncertain as to whether a real or apparent conflict exists in any particular situation between your interests and those of TCW's clients, you should consult the General Counsel or Chief Compliance Officer immediately.

Each Access Person has received this Code of Ethics and any amendments thereto.

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Compliance TCW Employee Policy
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II. Personal Investment Transactions Policy

Laws and ethical standards impose on TCW, its employees and its directors duties to avoid conflicts of interest between their personal investment transactions and transactions TCW makes on behalf of its clients. In view of the sensitivity of this issue, it is important to avoid even the appearance of impropriety. The following personal investment transaction policies are designed to reduce the possibilities for such conflicts and or inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

Except as otherwise noted, TCW's restrictions on personal investment transactions apply to all Access Persons. A consultant, temporary employee or other person may be considered an Access Person depending upon various factors including length of service, nature of duties and access to TCW information. "ACCESS PERSONS" include all TCW directors, officers and employees, except directors who (i) do not devote substantially all working time to the activities of TCW, and (ii) do not have access to information about the day-to-day investment activities of TCW.(1)/ Every employee should consider himself or herself an Access Person unless otherwise specifically exempted by the Approving Officers or unless he or she falls within a class exempted by the Approving Officers. This policy governs your investments in securities. "SECURITIES" include any interest or instrument commonly known as a security, including stocks, bonds, ETFs, shares of mutual funds and other investment companies (including money market funds and their equivalents), options, warrants, financial commodities, other derivative products and interests in privately placed offerings and limited partnerships, including hedge funds.

GENERAL PRINCIPLES REGARDING SECURITIES TRANSACTIONS OF ACCESS PERSONS AND TCW DIRECTORS

No Access Person or TCW director may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have a beneficial interest:

      o Any security (or related option or warrant) that TCW is buying or selling for its clients, until such buying or selling is completed or canceled.

      o Any security (or related option or warrant) that to his or her knowledge is under active consideration for purchase or sale by TCW for its clients.

------------------------
(1)/ The Outside Directors of The TCW Group, Inc. are not deemed to be Access Persons because they (i) are not a "SUPERVISED PERSON" as defined in
      Section 202(a)(25) of the Investment Advisers Act of 1940; (ii) do not have access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund; and (iii) are not involved in making securities recommendations to clients, or who have access to such recommendations that are nonpublic.

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Compliance TCW Employee Policy
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The term "BENEFICIAL INTEREST" is defined by rules of the SEC. Generally, under the SEC rules, a person is regarded as having a beneficial interest in securities held in the name of:

      o     A husband or wife or domestic partner;

      o     A minor child;

      o     A relative or significant other sharing the same house;

      o     Anyone else if the Access Person:

            (i) obtains benefits substantially equivalent to ownership of the securities;
            (ii) can obtain ownership of the securities immediately or at some future time; or
            (iii) can vote or dispose of the securities.

An example where an Access Person would have a "beneficial interest" includes trades in a relative's brokerage account if the Access Person is authorized to do trades for that brokerage account, regardles of whether the Access Person actually does trades.

If you act as a fiduciary with respect to funds and accounts managed outside of TCW (for example, if you act as the executor of an estate for which you make investment decisions), you will have a beneficial interest in the assets of that fund or account. Accordingly, any securities transactions you make on behalf of that fund or account will be subject to the general trading restrictions set forth above. You should review the restrictions on your ability to act as a fiduciary outside of TCW set forth under "Outside Activities -- Outside Fiduciary Appointments."

Under the definition of "beneficial interest" persons other than TCW personnel may have to comply with this Code of Ethics, including but not limited to spouses, and so the pertinent TCW person should make sure that the outside person is familiar with the requirements. Violations by the outside person constitute violations by the TCW applicable person.

PRECLEARANCE PROCEDURES

Each Access Person must obtain preclearance for any personal investment transaction in a security if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security. Preclearance is not necessary for exempt securities, Outside Fiduciary Accounts or Non-Discretionary Accounts. "EXEMPT SECURITIES" are only the securities (or securities obtained in transactions) described in the subsection titled "Securities or Transactions Exempt From Personal Investment Transactions Policy." "OUTSIDE FIDUCIARY ACCOUNTS" are certain fiduciary accounts outside of TCW for which you have received TCW's approval to act as fiduciary and which TCW has determined qualify to be treated as Outside Fiduciary Accounts under this Personal Investment Transactions Policy. Separate certification procedures will apply for securities transactions executed on behalf of Outside Fiduciary Accounts in lieu of pre-clearance. "NON-DISCRETIONARY ACCOUNTS" are those in which you do not directly or indirectly make or influence the investment decisions in the account. Note that while preclearance is not required for Non-Discretionary Accounts, certain Non-Discretionary Accounts are subject to some of the reporting requirements as specified below.

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Compliance TCW Employee Policy
As of November 1, 2006                                                [LOGO] TCW
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TCW uses an online personal securities compliance system. This system can be accessed from anywhere via the internet at http://tcw.starcompliance.com. All requests and reports must be made through the system. You must obtain preclearance for all non-exempt securities transactions by logging onto http://tcw.starcompliance.com and filing a Personal Transaction Authorization Form ("PTAF"). You will be required to supply certain key information and to make certain certifications each time you trade a security, such as that you have no knowledge that the security is under active consideration for purchase or sale by TCW for its clients. The instructions for filing a PTAF are available on myTCW, TCW's intranet site, under Department Resources, Compliance Department, How to File a Pre-Trade Authorization Form.

You must complete an approved securities transaction by the end of the business day following the day that you obtain preclearance. If the transaction is not completed within these time requirements, you must obtain a new preclearance, including one for any uncompleted portion of the transaction, or, if you do not obtain a new preclearance you must cancel the unexecuted portion of the transaction. Post-approval is not permitted under this Code of Ethics. If TCW determines that you completed a trade before approval or after the clearance expires, you will be considered to be in violation of the Code.

Note that preclearance will ordinarily be given on the day you request it if it is received before the daily processing cutoffs at 6:30 a.m. or 10:30 a.m. (Los Angeles time).

You must also obtain pre-clearance from the Approving Officers to open a personal TCW separately managed account. "APPROVING OFFICERS" are (i) one of the President or the Chief Executive Officer and (ii) one of the General Counsel or the Chief Compliance Officer. Written record of the authorization will be maintained by the Legal Department.

Trading Restrictions

In addition to the more general restrictions discussed above, TCW has adopted other restrictions on personal investment transactions.

Remember these are limits on what you can do directly or indirectly, for your own account or for any account in which you may have a "beneficial interest." Except as otherwise noted below, the trading restrictions do not apply to Outside Fiduciary Accounts.

NO ACCESS PERSON MAY:

      o     Enter into an uncovered short sale.

      o     Write an uncovered option.

      o Acquire any non-exempt security in an initial public offering ("IPO"). (Remember - under NASD rules, you may also be prohibited from participating in any initial equity

      o public offering). "Initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

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      o     Purchase securities offered in a hedge fund, other private placement or other limited offering (other than those sponsored by TCW) except with the prior approval of the Approving Officers. Requests for transfers of interests in TCW-sponsored private placements other than estate planning or court mandated are required to be pre-approved by the Approving Officers. Requests for approval are made by submitting an online PTAF at http://tcw.starcompliance.com. When considering approving the online request, the Approving
            Officers will take into consideration whether the investment opportunity you have been offered should be reserved for TCW's clients and whether the opportunity is being offered to you by virtue of your position with TCW. If you or your department wants to purchase on behalf of a TCW client the security of an issuer or its affiliate where you have a beneficial interest (including through an Outside Fiduciary Account) in the securities of that issuer through a private placement, you must first disclose your interest to an Approving Officer. In such event, the Approving Officers will independently review the proposed investment decision. Written records of any such circumstance should be sent to the Personal Securities Administrator. "LIMITED OFFERING OR PRIVATE PLACEMENT" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, 505 or 506 or under the Securities Act of 1933. Note that a CBO or CDO is considered a limited offering or private placement.

      o Purchase or sell any security that is subject to a firm-wide restriction or a department restriction by his or her department. An exemption to trading a restricted list security may be granted under certain conditions, such as when the request occurs outside a restricted window period, is confirmed not to violate Chinese Walls or when it is established that the purchase will not violate agreements with issuers or not exceed regulations relating to quantities of the security that may be held by TCW.

      o Purchase or otherwise acquire any third party mutual fund advised or subadvised by TCW (For a list of those mutual funds, see myTCW, Department Resources, Legal Department, Prohibited Third Party Mutual Funds).

      o Have more than four "roundtrip" trades in the TCW Funds, Inc.("TCW FUND(S)"), other than the TCW Money Market Fund, in a calendar year. A "ROUNDTRIP TRADE" is any purchase followed by a redemption in any single TCW Fund. This in effect means that LIFO (last in, first out) applies for matching purposes. Also, the dollar amount of the purchase and the redemption need not match or even correlate to one another for there to be a roundtrip trade. Pre-instructed transactions that occur automatically following the instruction ("AUTO-TRADES"), such as dividend or distribution reinvestments, paycheck contributions, and periodic or automatic withdrawal programs are not counted as a purchase or sale for the purpose of determining whether a round trip transaction has occurred.

      o Redeem shares of a TCW Fund within 15 days of the purchase of a share in that TCW Fund (other than the TCW Money Market Fund or an Auto-Trade).

      o Make more than one reallocation in the TCW Profit Sharing and Savings Plan (THE "TCW 401(K) PLAN") per calendar quarter.

      o Make more than one reallocation in the TCW 401(k) Plan within a 15 day period [60 days for Investment Personnel - see following page].

Note that the redemption fees imposed by any TCW Fund will be applicable to transactions in the TCW 401(k) Plan.

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Compliance TCW Employee Policy
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ADDITIONALLY - NO INVESTMENT PERSONNEL (SEE DEFINITION BELOW) WHO EITHER MANAGE
OR OTHERWISE PROVIDE ADVICE OR EXECUTION SERVICES FOR A REGISTERED INVESTMENT COMPANY (INCLUDING THE TCW FUNDS) MAY:

      o Profit from the purchase or sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. This applies to any security, whether or not it is held in any client portfolio at TCW. A LIFO system will be used to match transactions (meaning most recent purchases will be matched against a given sale). You should also note that this prohibition would effectively limit the utility of options trading and short sales of securities and could make legitimate hedging activities less available. Any profits realized on such short term trades will be subject to disgorgement. Note, however, that if you receive preclearance for a purchase or sale of an ETF, that transaction will automatically be deemed exempt from this 60 day requirement.

      o Redeem shares of a TCW Fund within 60 days of the purchase of a share in that TCW Fund (other than the TCW Money Market Fund or an Auto-Trade).

      o Make more than one reallocation in the TCW 401(k) Plan within a 60 day period.

      o "INVESTMENT PERSONNEL" include (i) any portfolio manager or securities analyst or securities trader who provide information or advice to a portfolio manager or who helps execute a portfolio manager's decision and (ii) a member of the Investment Control Department. Because of TCW's portfolio management support structure, securities analysts and securities traders should assume that they are subject to the trading restrictions unless they have received specific confirmation to the contrary from the Chief Compliance Officer. Note that a person's status or duties may change which could result in him or her subsequently being subject to this trading restriction. If you have any questions resulting from such a change, you should consult with the Chief Compliance Officer.


ADDITIONALLY - NO PORTFOLIO MANAGER MAY:

      o Purchase or sell any security for his or her own account or any Outside Fiduciary Account for a period of ten days before that security is bought or sold on behalf of any TCW client for which the portfolio manager serves as portfolio manager. Violation of this prohibition will require reversal of the transaction and any resulting profits will be subject to disgorgement.

      o Purchase any security for his or her own account or any Outside Fiduciary Account for a period of ten days after that security is sold or sell any security for his or her own account or any Outside Fiduciary Account for a period of ten days after that security is bought on behalf of any TCW client for which the portfolio manager serves as portfolio manager. In addition, any portfolio manager who manages a registered investment company may not purchase or sell any security for his or her own account or any Outside Fiduciary Account for the period of ten days after that security is bought or sold on behalf of registered investment company for which the portfolio manager serves as investment manager. Violation of these prohibitions will require reversal of the transaction and any resulting profits will be subject to disgorgement.

Any profits required to be disgorged will be given to a charity under TCW's direction.

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Compliance TCW Employee Policy
As of November 1, 2006                                                [LOGO] TCW
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SECURITIES OR TRANSACTIONS EXEMPT FROM PERSONAL INVESTMENT TRANSACTIONS POLICY

The following reference table summarizes the preclearance and reporting requirements for securities or transactions that are exempt from some aspects of the personal investment transactions policy.

Reference Table


   Type of Exempt Securities or Transactions            Pre-clearance                Reporting on             Reporting on Initial
                                                                                   Quarterly Reports            or Annual Report
------------------------------------------------------------------------------------------------------------------------------------
U.S. Government Securities (defined only as
federal securities; not as
state, municipal or other local obligations).                 No                          No                           No
------------------------------------------------------------------------------------------------------------------------------------
Bank Certificates of Deposit.                                 No                          No                           No
------------------------------------------------------------------------------------------------------------------------------------
Bankers' Acceptances.                                         No                          No                           No
------------------------------------------------------------------------------------------------------------------------------------
Commercial Paper or other high
quality short-term debt
instruments (investment grade,
maturity not greater than thirteen months)
including repurchase agreements and other                     No                          No                           No
securities that are cash equivalents as
determined by the Approving Officers.
------------------------------------------------------------------------------------------------------------------------------------
Shares in money market mutual funds.

Note that other types of
securities that are sold as money
market equivalents are subject to
all aspects of the policy unless an                           No                          No                           No
exemption is granted; however, Compliance will
put on myTCW a list of those money market
equivalents that are subject to an exemption.
------------------------------------------------------------------------------------------------------------------------------------
Shares in (i) open-end investment
companies (mutual funds), (ii) securities
issued by Societe Generale S.A. or (iii) shares
issued by unit investment trusts
that are invested exclusively in one or more
mutual funds not advised by TCW or
its affiliates (a list of the mutual funds
subadvised by TCW is on
myTCW, Department Resources,  Legal Department,                                  Only shares of the TCW       Only shares of the TCW
Prohibited Third Party Mutual Funds).                         No                 Funds (exclusive of TCW      Funds (exclusive of
                                                                                 Money Market Fund)           TCW Money Market Fund)

Note that purchases of any third party mutual
fund advised or subadvised by TCW
are prohibited (a list of the mutual funds
subadvised by TCW is on myTCW,
Department Resources, Legal Department,
Prohibited Third party Mutual Funds).
------------------------------------------------------------------------------------------------------------------------------------

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Compliance TCW Employee Policy
As of November 1, 2006                                                [LOGO] TCW
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Reference Table Cont'd

   Type of Exempt Securities or Transactions             Pre-clearance                 Reporting on            Reporting on Initial
                                                                                     Quarterly Reports           or Annual Report
------------------------------------------------------------------------------------------------------------------------------------
Securities purchased on behalf of an Access                    No                           No                          No

                                                    No preclearance of
                                                    trades required but
                                                    when the account is
Person for a Non-Discretionary Account.             opened it must be
                                                    reported and acceptable       Yes but only report         Yes but only report
(i) Which you, your spouse, your domestic           evidence of its the           existence of the            the existence of the
partner or your significant other established       non-discretionary             brokerage account and       brokerage account and
                                                    nature provided to the        not the trades done in      not the trades done
                                                    Personal Securities           it                          in it.
                                                    Administrator.
------------------------------------------------------------------------------------------------------------------------------------
(ii) Which you, your spouse, your domestic                     No                           No                          No
partner  or  your  significant  other  did  not
establish.
------------------------------------------------------------------------------------------------------------------------------------
Securities purchased through an "Automatic
Investment Program", which is defined
as a program in which regular periodic purchases
(or withdrawals) are made
automatically in
(or from) investment accounts in accordance                    No                           No                          No
with a predetermined schedule and allocation.
An automatic investment plan includes a
dividend reinvestment plan.
------------------------------------------------------------------------------------------------------------------------------------
Security purchases effected upon the exercise
of rights issued by the issuer pro rata to all
holders of a class of its securities, to the                   No                           Yes                        Yes
extent such  rights  were  acquired  from such
issuer, and sales of such rights so acquired.
------------------------------------------------------------------------------------------------------------------------------------
Stock  index  futures  and  nonfinancial                       No                           No                          No
commodities (e.g., pork belly contracts).
------------------------------------------------------------------------------------------------------------------------------------
Interests in TCW-sponsored limited
partnerships or other TCW-sponsored private         No, unless a transfer.                  Yes                        Yes
placements.
------------------------------------------------------------------------------------------------------------------------------------
                                                    No, unless cash
Securities acquired in connection with the          received in connection        Yes, security received
exercise of an option.                              with exercise of the          must be reported.                    Yes
                                                    option.
------------------------------------------------------------------------------------------------------------------------------------


Personal investment transactions in exempt securities are still subject to TCW's policy on inside information.

ACCOUNTS IN WHICH TCW FUNDS ARE TO BE HELD

All purchases and redemptions by Access Persons of any TCW Fund are to be done exclusively through a "TCW ACCOUNT." A "TCW Account" means (a) an account maintained at TCW through the Private Client Services Department ("PCS"), or (b) an account maintained directly with the TCW Funds' transfer agent and (c) in the case of an Individual Retirement Account ("IRA"), through an IRA established through PCS where Mellon Bank, N.A., is the custodian. Transactions in the TCW Money Market Fund and redemptions (but not purchases) of shares of the TCW Funds out of existing third party accounts currently held are excepted from this requirement, but ONLY IF the accounts are direct accounts and not omnibus accounts. A direct account is that which specifically identifies the beneficial owner with the TCW Funds' transfer agent.

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REPORTING OF TRANSACTIONS

If you realize you will not be able to access the internet to timely file a report, contact the Personal Securities Administrator as soon as possible.

Quarterly Reports. All Access Persons must submit online quarterly reports of personal investment transactions (including transactions in the TCW Funds) by the 10th day of January, April, July and October or, if that day is not a business day, then the first business day thereafter. Every Access Person must file a quarterly report when due even if such person made no purchases or sales of securities during the period covered by the report. You are charged with the responsibility for submitting the quarterly reports. Any effort by TCW to facilitate the reporting process does not change or alter that responsibility.

The Quarterly Report to be submitted can be found on TCW's automated personal securities trading system which is accessed through the internet at http://tcw.starcompliance.com.

Broker Statements and Trade Confirmations. New Access Persons or Access Persons wishing to open a new brokerage account should contact the Personal Securities Administrator for information on sending duplicate copies of trade confirmations and broker account statements. This requirement does not apply to Outside Fiduciary Accounts, to accounts that hold only third party mutual funds or to TCW Accounts that exclusively hold shares of the TCW Funds. Note that while the trades in a Non-Discretionary Account do not have to be reported, the existence of the Non-Discretionary Account must be reported to the Personal Securities Administrator and you will be required to provide satisfactory evidence of their non-discretionary nature as described in the chart above.

Initial Holdings Reports. All Access Persons are required to file online an Initial Holdings Report listing all securities in which the person has a beneficial interest within 10 days of becoming an Access Person (other than holdings in Non-Discretionary Accounts). All information in Initial Holdings Reports must be current as of a date no more than 45 days prior to the date the person became an Access Person. See the chart beginning on page C7 for the list of securities which do not have to be reported. The Initial Holdings Report is filed online through the internet at http://tcw.starcompliance.com.

Annual Holdings Reports. All Access Persons are required to submit online on or before January 31 an Annual Holdings Report which provides a listing of all securities in which the person has a beneficial interest as of December 31 of the preceding year (other than holdings in Non-Discretionary Accounts). All information in Annual Holdings Reports must be current as of a date no more than 45 days prior to the date the report was submitted. See the chart beginning on page C7 for the list of securities which do not have to be reported. The Annual Holdings Report is filed online through the internet at http://tcw.starcompliance.com.

Annual Compliance Certification. All Access Persons are required to submit online an Annual Compliance Certification on or before January 31 of the subsequent year. The Annual Compliance Certification requirements include a listing of brokerage accounts and a certification as to compliance with the TCW Code of Ethics.

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Compliance TCW Employee Policy
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See the reference table below for a summary of different reporting forms required to be filed.


Reporting Requirements Reference Table

--------------------------------------------------------------------------------
                               THEN YOU MUST SUBMIT:
                               (1) Personal Transaction Authorization Form prior
                                   to trading;
                               (2) Quarterly Reports;
If you are an "Access Person"  (3) Initial Holdings Report;
                               (4) Annual Holdings Report;
                               (5) Required records of security transactions;
                                   and
                               (6) an Annual Compliance Certification.
--------------------------------------------------------------------------------
There are no additional
reporting requirements
for Investment Personnel
--------------------------------------------------------------------------------


If you have any questions about the Personal Investment Transactions Policy, call the TCW Personal Securities Administrator, the Chief Compliance Officer or the General Counsel.


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Compliance TCW Employee Policy
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III. Policy Statement on Insider Trading

The professionals and staff of TCW occasionally come into possession of material, non-public information (often called "INSIDE INFORMATION "). Various federal and state laws, regulations and court decisions, as well as general ethical and moral standards, impose certain duties with respect to the use of this inside information. The violation of these duties could subject both TCW and the individuals involved to severe civil and criminal penalties and the resulting damage to reputation. SEC Rules adopted in 2000 provide that any purchase or sale of a security while "having awareness" of inside information is illegal without regard to whether the information was a motivating factor in making a trade. TCW views seriously any violation of this policy statement. Violations constitute grounds for disciplinary sanctions, including dismissal.

Within an organization or affiliated group of organizations, courts may attribute one employee's knowledge of inside information to another employee or group that later trades in the affected security, even if there had been no actual communication of this knowledge. Thus, by buying or selling a particular security in the normal course of business, TCW personnel other than those with actual knowledge of inside information could inadvertently subject TCW to liability. Alternatively, someone obtaining inside information in a legitimate set of circumstances may inadvertently restrict the legitimate trading activities of other persons within the company.

The risks in this area can be significantly reduced through the conscientious use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group or department (so-called "CHINESE WALLS "). One purpose of this Policy Statement is to establish a workable procedure for applying these techniques in ways that offer significant protection to TCW and its personnel, while providing flexibility to carry on TCW's investment management activities on behalf of our clients.

See the attached Reference Table if you have any questions on this Policy or who to consult in certain situations. Please note that references in this Policy to the General Counsel and Chief Compliance Officer include persons who they have authorized in their respective departments to handle matters under this Policy.

TCW POLICY ON INSIDER TRADING

Trading Prohibition - No officer, director or employee of TCW may buy or sell a security, including stocks, bonds, convertible securities, options, or warrants in a company, either for themselves or on behalf of others, while in possession of material, non-public information about the company. This means that you may not buy or sell securities for yourself or anyone, including your spouse, a relative, friend, or client and you may not recommend that anyone else buy or sell a security of a company on the basis of inside information regarding that company.

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Communication Prohibition - No officer, director or employee of TCW may communicate material, non-public information to others who have no official need to know. This is known as "tipping," which is also a violation of the insider trading laws, even if the "tipper" did not personally benefit. Therefore, you should not discuss such information acquired on the job with your spouse or with friends, relatives, clients, or anyone else outside of TCW except on a need-to-know basis relative to your duties at TCW. If you convey material non-public information to another person, even inadvertently, it is possible that the other person, if he or she trades on such information would violate insider trading laws. This is known as "tippee liability." You should remember that you may obtain material, non-public information about entities sponsored by TCW, like its mutual funds, and it is illegal to communicate such information in violation of TCW's policies.

WHAT IS MATERIAL INFORMATION?

Information is "MATERIAL" when a reasonable investor would consider it important in making an investment decision. Generally, this is information whose disclosure could reasonably be expected to have an effect on the price of a company's securities. The general test is whether a reasonable investor would consider it important in deciding whether or not to buy or sell a security in the company. The information could be positive or negative.

Whether something is material must be evaluated relative to the company in whose securities a trade is being considered -- a multi-million dollar contract may be immaterial to Boeing but material to a smaller capitalization company. Some examples of material information are: dividend changes; earnings results; projections; changes in previously released earnings estimates; significant merger, spinoffs, joint venture or acquisition proposals or agreements; stock buy back proposals; tender offers; rights offerings; new product releases or schedule changes; significant accounting write-offs or charges; credit rating changes; changes in capital structure (e.g. stock splits); accounting changes; major technological discoveries, breakthroughs or failures; major capital investment plans; major contract awards or cancellations; governmental investigations; major litigation or disposition of litigation; liquidity problems; and extraordinary management developments or changes.

Material information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, pre-publication information regarding reports to be issued in the financial press may also be deemed material. For example, the Supreme Court upheld the criminal convictions of insider traders who capitalized on pre-publication information about the Wall Street Journal's "Heard on the Street" column.

Since there is no clear or "bright line" definition of what is material, assessments sometimes require a fact specific inquiry. For this reason, if you have questions about whether information is material, please direct them to the Director of Research or your Department Head and, if further inquiry is desired or required, the General Counsel, or the Chief Compliance Officer. If you prefer you can go directly to the General Counsel, your product attorney or the Chief Compliance Officer initially.

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Compliance TCW Employee Policy
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WHAT IS NON-PUBLIC INFORMATION?

Information is "PUBLIC" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape", release by Standard & Poors or Reuters or publication in the Wall Street Journal or some other publication of general circulation. Information remains non-public until a reasonable time elapses after it is disseminated. While there is no specific rule, generally trading 24 hours after the public dissemination of information would not be prohibited (though the wait period may be shorter where a press release is involved).

WHAT ARE SOME EXAMPLES OF HOW TCW PERSONAL COULD OBTAIN INSIDE INFORMATION AND WHAT YOU SHOULD DO IN THESE CASES?

In the context of TCW's business, the following are some examples of how a person could come into possession of insider information:

(A) BOARD OF DIRECTORS SEATS OR OBSERVATION RIGHTS
TCW officers, directors and employees are sometimes asked to sit or act as an observer on the Board of Directors of public companies - sometimes in connection with their duties at TCW and sometimes not. These public companies will generally have restrictions on their Board members' or observers' trading in the companies' securities except during specified "window periods" following the public dissemination of financial information. As noted elsewhere in the Code of Ethics, service as a director of a non-TCW company requires approval and, if approval is given, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest or insider trading, such as Chinese Wall procedures and placing the securities on a restricted list. Anyone who desires to serve on a Board of Directors or as a Board Observer should complete the "Report on Outside Directorships and Officerships" which is posted on myTCW under the Compliance Department and submit it to the Personal Securities Administrator who will obtain any necessary approvals and notify the Legal Department so that the appropriate Chinese Wall and/or restricted securities listing can be made.

Cases of fund managers sitting on Boards of public companies have been highlighted in the press and have underlined that the effect of inadequate safeguards could be to inadvertently render securities "illiquid" in the hands of TCW. In order to mitigate against this risk, anyone sitting on a board of public company should consider the Chinese Wall Procedures below as applicable to them and should abide by them. If the Board seat is held in connection with TCW clients and there is some legitimate need to communicate the information, it may be done within the confines and procedures set forth in the Chinese Wall memorandum and procedures. The Compliance Officer, General Counsel or attorney for the applicable strategy should be contacted if there are any questions.

Portfolio Managers sitting on Boards of public companies in connection with an equity position that they manage should be mindful of SEC filing obligations under Section 16 of the Securities Exchange Act of 1934 as well as the possibility of being required to give back profits (or so called "short swing profits") on purchases and sales of shares held in client accounts within a 6-month period. Similar concerns arise in the context of companies where there is an intent to control or there is an arrangement with others to attempt to influence or control a public company. The product attorney should be consulted in these situations and outside counsel should be involved as necessary.

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(B) DEAL-SPECIFIC INFORMATION
Under certain circumstances, an employee may receive insider information for a legitimate purpose in the context of a transaction in which a TCW entity or account is a potential participant or in the context of forming a confidential relationship. This "deal-specific information" may be used by the department to which it was given for the purpose for which it was given. Generally, if a confidentiality agreement is to be signed, it should be assumed that insider information is included. However, even in the absence of a confidentiality agreement, insider information may be received where there is an oral agreement or an expectation that you will maintain the information as confidential. In addition, if the persons providing or receiving the information have a pattern or practice of sharing confidences so that the recipient knows or reasonably should know that the provider expects the information to be kept confidential such pattern or practice is sufficient to form a confidential relationship. The SEC rules further provide that there is a presumed duty of trust and confidence when a person receives material non-public information from his or her spouse, parent, child or sibling.

Material non public or deal-specific information may be given in connection with TCW's making a direct investment in a company in the form of equity or debt; it may also involve a purchase by TCW of a debt or equity security in a secondary transaction or in the form of a participation. This type of situation typically arises in mezzanine financings, loan participations, bank debt financings, venture capital financing, purchases of distressed securities, oil and gas investments and purchases of substantial blocks of stock from insiders. You should remember that even though the investment for which the deal-specific information is being received may not be a publicly traded security, the company may have other classes of publicly traded securities that are publicly traded and the receipt of the information by TCW can affect the ability of other parts of the organization to trade in those securities. For the foregoing reasons, if you are to receive any deal-specific information or material, non-public information on a company with any class of publicly traded securities (whether domestic or foreign), please contact the TCW product attorney for your area, who will then implement the appropriate Chinese Wall and trading procedures.

(C) CREDITORS' COMMITTEES
On occasion an investment may go into default and TCW is a significant participant. In that case, TCW may be asked to participate on a Creditors' Committee. Creditors' Committees are often involved in intensive negotiations involving restructuring, work-outs, recapitalizations and other significant events that would affect the company and are given access to insider information. TCW's sitting on such a committee could substantially affect its ability to trade in securities in the company and, therefore, before sitting on any official Creditors' Committee, you should contact the Personal Securities Administrator who will obtain any necessary approvals and notify the Legal Department so that the appropriate Chinese Wall and/or restricted securities listing can be made. If you sit on an informal Creditors' Committee (i.e., a committee or group that does not receive material non-public information from an issuer), these restrictions may not apply, but you should consult with the attorney for the product area for confirmation.

(D) INFORMATION ABOUT TCW PRODUCTS
Persons involved with the management of limited partnerships, trusts and registered investment companies (closed-end and open-end) which themselves issue securities could come into possession of material information about those funds that is not generally known to their investors or the public and that could be considered inside information. For example, plans with respect to dividends could be considered insider information and buying or selling securities in a TCW product with knowledge that there will be an imminent change in dividends would be a violation of the policy. Another example would be if there were to be a large scale buying or selling program or a sudden shift in allocation that was not generally known, this could be considered inside information. Disclosing holdings of the TCW Funds, Inc or TCW Strategic Income Fund Inc. on a selective basis could be viewed as an improper disclosure of non-public information and should not be done. In the event of inadvertent or non-intentional disclosure of material non-public information, the person making the disclosure should immediately contact the product attorney or General Counsel. This is because TCW will be required to make prompt disclosure as soon as reasonably practicable (but in no event after the later of 24 hours after the disclosure or the commencement of the next day's trading on the New York Stock Exchange).

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TCW currently discloses holdings of the TCW Funds, Inc or TCW Strategic Income
Fund Inc. on a monthly basis beginning on the 15th day following the end of that month (or, if not a business day, the next business day thereafter. Disclosure of these funds' holdings at other times require special confidentiality procedures and must be pre-cleared with the product attorney. Persons involved with management of these funds and, in particular, portfolio managers and investment personnel, but also support and administrative personnel, should be sensitive to the fact that they have access to such information. Department Heads for each product area, the head of mutual funds for TCW and the in-house attorney for the product area are responsible for notifying the Personal Securities Administrator of this type of inside information so he can impose appropriate restrictions, and advise him when the information becomes public or stale, so that the restriction can be removed.

(E) CONTACTS WITH PUBLIC COMPANIES
For TCW, contacts with public companies represent an important part of our research efforts. TCW makes investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a TCW employee becomes aware of material, non public information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, TCW must make a judgment as to its further conduct. If an issue arises in this area, a research analyst's notes could become subject to scrutiny and they have become increasingly the target of plaintiffs' attorneys in securities class actions.

This area is one of particular concern to the investment business and, unfortunately, it is one with a great deal of legal uncertainty. In a notable 1983 case, the U.S. Supreme Court recognized explicitly the important role of analysts to ferret out and analyze information as necessary for the preservation of a healthy market. It also recognized that questioning of corporate officers and insiders is an important part of this information gathering process. The Court thus framed narrowly the situations in which analysts receiving insider information would be required to "disclose or abstain" from trading (generally where the corporate insider was disclosing for an improper purpose, such as personal benefit, and the analyst knows it). However, the Securities and Exchange Commission has declared publicly its disfavor with the case and since then has brought enforcement proceedings indicating that they will take strict action against what they see as "selective disclosures" by corporate insiders to securities analysts, even where the corporate insider was getting no personal benefit and was trying to correct market misinformation. Thus, the status of company-to-analyst contacts has been characterized as "a fencing match on a tightrope" and a noted securities professor has said that the tightrope is now electrified.

Because of this uncertainty, caution is the recommended course of action. If an analyst or portfolio manager receives what he or she believes is insider information and if you feel you received it in violation of a corporate insider's fiduciary duty or for his personal benefit, you should make reasonable efforts to achieve public dissemination of the information and restrict trading until then. The Director of Research or your Department Head should be contacted if you have questions or doubts and they will contact the General Counsel or the Chief Compliance Officer if required. If you prefer you can contact the General Counsel or Chief Compliance Officer directly.

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Compliance TCW Employee Policy
As of November 1, 2006                                                [LOGO] TCW
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WHAT IS THE EFFECT OF RECEIVING INSIDE INFORMATION?

The person actually receiving the inside information is subject to the trading and communication prohibitions discussed above. However, since TCW is a company, questions arise as to how widely that information is to be attributed throughout the company. Naturally, the wider the attribution, the greater the restriction will be on other persons and departments within the company. Therefore, anyone receiving insider information should be aware that the consequences can extend well beyond themselves or even their departments.

In the event of receipt of insider information by an employee, the company will generally (1) establish a Chinese Wall around the individual or a select group or department; and/or (2) place a "firm wide restriction" on securities in the affected company which would bar any purchases or sales of the securities by any department or person within TCW, whether for a client or personal account (absent specific approval from the Legal Department). In connection with the Chinese Wall protocol, those persons falling within the Chinese Wall would be subject to the trading prohibition and, except for need-to-know communications to others within the Chinese Wall, the communication prohibition discussed above. The breadth of the Chinese Wall and the persons included within it would have to be determined on a case-by-case basis. In these circumstances, the Chinese Wall procedures are designed to "isolate" the inside information and access to it by an individual or select group in order to allow the remainder of the company not to be affected by it. In any case where a Chinese Wall is imposed, the Chinese Wall procedures discussed below must be strictly observed.

DOES TCW MONITOR TRADING ACTIVITIES?

The Compliance Department conducts reviews of trading in public securities listed on the "RESTRICTED SECURITIES LIST." The Compliance Department surveys transactions effected by employees and client accounts for the purpose of, among other things, identifying transactions that may violate laws against insider trading and, when necessary, investigating such trades.

PENALTIES AND ENFORCEMENT BY SEC AND PRIVATE LITIGANTS

The Director of Enforcement of the SEC has said that the SEC pursues all cases of insider trading regardless of the size of transaction and regardless of the persons involved. Updated and improved detection, tracking and surveillance techniques in the past few years have strengthened enforcement efforts by the SEC as well as the stock exchanges. This surveillance is done routinely in many cases or can be based on informants in specific cases.

Penalties for violations are severe for both the individual and possibly his or her employer. These could include:

      o Paying three times the amount of all profits made (or losses avoided).

      o     Fines of up to $1 million

      o     Jail up to 10 years

      o     Civil lawsuits by shareholders of the company in question.


The regulators, the market and TCW view violations seriously.

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Compliance TCW Employee Policy
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WHAT YOU SHOULD DO IF YOU DO IF YOU HAVE A QUESTION ABOUT INSIDE INFORMATION?

Before executing any trade for yourself or others, including clients of TCW, you must consider whether you have access to material, non-public information. If you believe you have received oral or written material, non-public information, you should discuss the situation immediately with the attorney responsible for the product area, the General Counsel or the Chief Compliance Officer who will determine whether the information is of a nature requiring restrictions on use and dissemination and when any restrictions should be lifted. You should not discuss the information with anyone else within or outside TCW.

TCW'S CHINESE WALL PROCEDURES

"Before I built a wall I 'd ask to know what was I walling in or walling out." Robert Frost, Mending Wall (1914)

The Securities and Exchange Commission has long recognized that procedures designed to isolate material non-public information to specific individuals or groups can be a legitimate means of curtailing attribution of knowledge of this inside information to an entire company. These types of procedures are typical in multi-service broker-dealer investment banking firms and are known as Chinese Wall procedures. In those situations where TCW believes insider information can be isolated, the following Chinese Wall procedures would apply. These Chinese Wall procedures are designed to "quarantine" or "isolate" the individuals or select group of persons within the Chinese Wall.

IDENTIFICATION OF THE WALLED-IN INDIVIDUAL OR GROUP

The persons subject to the Chinese Wall procedures will be identified by name or group designation. If the Chinese Wall procedures are applicable simply because of someone serving on a Board of Directors of a public company in a personal capacity, it is likely that the Chinese Wall will apply exclusively to that individual, although in certain circumstances it may be appropriate to expand the wall. Where the information is received as a result of being on a Creditors' Committee, serving on a Board in a capacity related to TCW's investment activities or receipt of deal-specific information, the walled in group will generally refer to the product management group associated with the deal and, in some cases, related groups or groups that are highly interactive with that group. Determination of the breadth of the Chinese Wall is fact-specific and must be made by the attorney for the product area, the General Counsel or the Chief Compliance Officer. Therefore, as noted above, it is important to advise them if you come into possession of material, non-public information.

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Compliance TCW Employee Policy
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ISOLATION OF INFORMATION

Fundamental to the concept of a Chinese Wall is that the inside information be effectively quarantined to the walled-in group. The two basic procedures that must be followed to accomplish this are as follows:

(A) RESTRICTIONS ON COMMUNICATIONS
Communications regarding the inside information or the subject company should only be held with persons within the walled-in group on a need-to-know basis or with the General Counsel, attorney for the product area or Chief Compliance Officer. Communications should be discreet and should not be held in the halls, in the lunchroom or on cellular phones. In some cases it may be appropriate to use code names for the subject company as a precautionary measure. If persons outside the group are aware of your access to information and ask you about the target company, they should be told simply that you are not at liberty to discuss it. On occasion, it may be desirable to discuss the matter with someone at TCW outside the group. No such communications should be held without first receiving the prior clearance of the General Counsel, attorney for the product area or the Chief Compliance Officer. In such case, the person outside the group and possibly his or her entire department, will thereupon be designated as "inside the wall" and will be subject to all the Chinese Wall restrictions in this memo.

(B) RESTRICTIONS ON ACCESS TO INFORMATION
The files, computers and offices where confidential information is physically stored should generally be made inaccessible to persons not within the walled-in group. In certain circumstances, there is adequate and physical segregation of the group whereby access would be very limited. However, in other cases where there is less physical segregation between the group and others, additional precautionary measures should be taken to make sure that any confidential non-public information is kept in files securely and not generally accessible.

TRADING ACTIVITIES BY PERSONS WITHIN THE WALL

Persons within the Chinese Wall are prohibited from buying or selling securities in the subject company, whether on behalf of TCW, clients or in personal transactions. This restriction would not apply in the following two cases: (1) Where the affected persons have received deal-specific information, the persons are permitted to use the information to consummate the deal for which it was given; and (2) In connection with a liquidation of a client account in full, the security in the affected account may be liquidated if the client has specifically instructed TCW to liquidate the account in its entirety and if no confidential information has been shared with the client. In this circumstance, TCW would attribute the purchase or sale as having been effected at the direction of the client rather than pursuant to TCW's discretionary authority and TCW would be acting merely in an executory capacity - again, assuming no confidential information has been shared with the client. The liquidating portfolio manager should confirm to the Compliance Department in connection with such a liquidation that no confidential information has been shared with the client. Note that if the transaction permitted under paragraph (1) is a secondary trade (versus a direct company issuance), counsel should be consulted to determine disclosure obligations to the counterparty of the insider information in our possession.

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Compliance TCW Employee Policy
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TERMINATION OF CHINESE WALL PROCEDURES

When the information has been publicly disseminated and a reasonable time has elapsed, or if the information has become stale, the Chinese Wall procedures with respect to the information can generally be eliminated. This is particularly true where the information was received in an isolated circumstance such as an inadvertent disclosure to an analyst or receipt of deal-specific information. However, persons who by reason of an ongoing relationship or position with the company are more exposed to the receipt of such information on a frequent basis (for example, being a member of the Board of Directors or on a Creditors' Committee) would ordinarily be subject to the Chinese Wall procedures on a continuing basis and may be permitted to trade only during certain "window periods" when the company permits such "access" persons to trade.

IT WILL BE THE RESPONSIBILITY OF EACH GROUP HEAD TO ENSURE THAT MEMBERS OF HIS OR HER GROUP ARE ABIDING BY THESE CHINESE WALL PROCEDURES IN EVERY INSTANCE.

Reference Table

                              Topic                                                       You should contact:
------------------------------------------------------------------------------------------------------------------------------------
If you have a question about whether information is "material"     First: The Director of Research or your Department Head. If
or "non-public" If you have questions about whether you have       further inquiry is needed or desired, the General Counsel or
received material non-public information about a public company    Chief Compliance Officer. If you prefer you can go directly to the General Counsel or the Chief Compliance Officer initially.
------------------------------------------------------------------------------------------------------------------------------------
If you have a question about whether you have received inside      Department Head for product area or for mutual funds or such
information on TCW commingled funds (e.g. partnerships, trusts,    group's attorney (who will notify Personal Securities
mutual funds)                                                      Administrator)
------------------------------------------------------------------------------------------------------------------------------------
If you have a question about obtaining deal-specific information
(preclearance is required)

If you have a question about sitting on a Creditors Committee      TCW attorney responsible for product area or General Counsel or
(Pre-approval is required)                                         Chief Compliance Officer.

If you need to have a Chinese Wall set up

If you have questions about terminating a Chinese Wal
------------------------------------------------------------------------------------------------------------------------------------
If you wish to take a Board of Directors seat or sit on a          The Personal Securities Administrator
Creditors Committee (Pre-approval is required)

If you have questions about the securities listed on the Restricted Securities List

If you want permission to buy or sell a security listed on the     (Note in this case the Personal Securities Administrator who
estricted Securities List                                          will contact the attorney who is responsible for Section 13/16 R issues, the General Counsel or Chief Compliance Officer)
------------------------------------------------------------------------------------------------------------------------------------
In the event of inadvertent or non-intentional disclosure of
mutual non-public information                                      The product attorney or General Counsel. This is because TCW will be required to make prompt disclosure as soon as reasonable practicable (but in no event after the later of 24 hours after the disclosure of the commencement of the next day's trading on
If you have questions about who is "within" or "outside" a         the New York Stock Exchange).
Chinese Wall
------------------------------------------------------------------------------------------------------------------------------------
If you have questions about the Insider Trading Policy in general  General Counsel or Chief Compliance Officer
------------------------------------------------------------------------------------------------------------------------------------
If you have questions about Section 13/16 issues                   TCW Attorney responsible for Section 13/16, or General Counsel or Chief Compliance Officer
------------------------------------------------------------------------------------------------------------------------------------

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Compliance TCW Employee Policy
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CERTAIN OPERATIONAL PROCEDURES IN CONNECTION WITH ENFORCEMENT OF INSIDER
INFORMATION AND INSIDER TRADING POLICIES

The following are certain operational procedures that will be followed to ensure communication of insider trading policies to TCW's employees and enforcement thereof by the Company.

MAINTENANCE OF RESTRICTED LIST

TCW will maintain a list of the securities for which TCW is generally limited firm-wide from engaging in transactions - the Restricted List. This list is maintained by the Personal Securities Administrator, who distributes it to the following personnel in all TCW offices: all traders, portfolio managers, analysts, investment control, securities clearance, as well as certain other individuals. This list is issued whenever there is an addition, deletion or modification, as well as periodically if there have been no changes. In some cases, the list may note a partial restriction, e.g. restricted as to purchase, restricted as to sale, or restricted as to a particular group or person. The Personal Securities Administrator maintains an annotated copy of the list which explains why each item is on it, and has a section giving the history of every item that has been deleted. This Annotated List is distributed to the General Counsel and the Chief Compliance Officer, as well as any additional persons, which either of them may approve.

The Restricted List is updated whenever there is a change, which the Personal Securities Administrator has confirmed should be added with the General Counsel, the Chief Compliance Officer, or the in-house attorney who handles the Section 13/16 issues.

The General Counsel, Chief Compliance Officer or attorney who handles Section 13/16 issues must approve any exemption, which is then documented by the Personal Securities Administrator. The Restricted List includes securities for foreign and domestic public reporting companies where TCW personnel serve as Directors, Board Observers, officers or a member of official Creditors' Committee, where TCW personnel have material, non-public information or have an agreement or arrangement to maintain information as confidential. Once a Company is placed on the Restricted List, any purchase or sale as specified on the list (whether a personal trade or on behalf of a client account) must be cleared with the Personal Securities Administrator (or other member of the Compliance Department) who will consult as appropriate with an attorney in the Legal Department, the General Counsel, or the Chief Compliance Officer. In certain circumstances where a group continuously receives material non-public information as part of its strategy, a global Chinese Wall will be imposed on the Department in lieu of placing all of the issuers for which it has information on the Restricted List.

Consent to Service on Board of Directors and Creditors' Committees

In order to monitor situations where material, non-public information may become available by reason of a board position, employees are required to obtain consent for accepting positions on non-TCW boards of directors. Similarly, consent is required for employees to sit on Creditors' Committees. See "Policy Statement and Procedures on Insider Information and Insider Trading."

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IV. Gifts, Payments and Preferential Treatment

GIFTS AND ENTERTAINMENT RECEIVED BY EMPLOYEES

Gifts or entertainment that are excessive or extravagant provide the actual or apparent potential for conflict of interest affecting an employee's duties and independence of judgment to TCW's clients or TCW. Therefore, it is TCW's policy that gifts or entertainment of this nature are prohibited, whether to the employee or his or her family, domestic partners, relatives, friends or designees.

GIFTS. "GIFT" means anything of value received without paying its reasonable fair value. For example, gifts include favors, money, credit, special discounts on goods or services, free services, loans of goods or money, tickets to sports or entertainment events, trips and hotel expenses. If something falls within the definition of "ENTERTAINMENT" as described below, it does not fall within the category of gifts.

Employees should never solicit gifts from suppliers, clients, brokers, or any other entity with which the firm does business.

As a general rule, you should not accept gifts that are of excessive value. While there is no absolute definition of "EXCESSIVE", you should exercise good judgment to assure that no gift that is or could be reasonably viewed as excessive in value is accepted. Generally, gifts with a cost of less than of $100 would not be viewed as excessive and those over $100 would be, although the context might permit the receipt of such a gift over $100 if approval is given (in the manner described below). The receipt of cash gifts by employees is absolutely prohibited.

ENTERTAINMENT. "ENTERTAINMENT" generally means the attendance by you and/or your guests at a meal, sporting event, theater production or comparable event where the expenses are paid by the business relation who invited you. It might also include payment of travel or accommodation expenses at a conference or an out-of-town event. In all cases, the host for the event must be personally present at the event; otherwise, it would then be viewed as a gift.

As a general rule, you should not accept an invitation that involves entertainment expenses unless they are not excessive and are usual and customary. No set of absolute rules exists and judgment must be exercised. The context, circumstances and frequency must be considered. For example, where the event is more business related in subject (e.g. a business conference), greater latitude may be acceptable, whereas in a purely amusement context (e.g. an out-of-town sporting event) more restriction may be required. If you believe entertainment might be excessive or if the entertainment falls into one of the categories identified below, you should seek approval.

APPROVALS. In some cases approval is advisable, and in others it is mandatory. If approval is called for, you need two approvals: (1) from the Senior Member of your Department or your supervisor if you are the senior Member of your Department and (2) from any one of the Chief Compliance Officer, the Chief Risk Officer or the General Counsel (also send them the approval of your supervisor).

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Any persons approving gifts or entertainment should notify the Chief Compliance
Officer because the Compliance Department keeps a written record of approvals, on a calendar year basis.

Approval MUST be obtained if:

      o The gift or entertainment involves the payment of out-of-town travel or accommodation expenses.

            o This does not apply to payment of accommodations by a sponsor of an industry, company or business conference held within the U.S. involving multiple attendees from outside TCW where your expenses are being paid by the sponsor on the same basis as those of other attendees; however, if the sponsor is paying travel expenses, approval is required. Also, if the accommodations or travel are paid in connection with a trip abroad, approval should be sought.

      o A gift is reasonably believed to have a cost in excess of $100 but you feel it is appropriate. Unless the gift appears excessive to a reasonable person, this does not apply to:

            o A business gift being made from a business or corporate gift list to you on the same basis as other recipients of the sponsor. For example Christmas gifts.

            o Gifts from a donor to celebrate a transaction or event and that are given to a wide group of recipients. For example, closing dinner gifts

      o You reasonably believe that the entertainment might be excessive but you feel it is appropriate.

      o A gift is received from one business relation more than twice in a calendar year.

      o You are entertained on a personal basis by a hosting business relation more than twice in a calendar year. A "PERSONAL BASIS" is one involving a relatively small group of people as opposed to a function or event attended by several unrelated attendees (e.g. a fundraising dinner or a party).


You are advised to seek approval if:

      o You are not sure if the entertainment is excessive but feel it is appropriate.

      o     You cannot judge whether a gift would have a cost over $100.


If a gift is over $100 and is not approved as being otherwise appropriate, you should (a) reject or return the gift or (b) if returning the gift could damage friendly relations between a third party and TCW, give it to the Chief Compliance Officer who will donate it to charity.


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GIFTS AND ENTERTAINMENT GIVEN BY EMPLOYEES

It is acceptable for you to give gifts or favors to the extent they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, are not excessive in value and involve no element of concealment. The $100 test for excessiveness applies to the giving of gifts, as well as the receiving of gifts (as noted above). Entertainment that is reasonable and appropriate for the circumstances is an accepted practice to the extent that it is both necessary and incidental to the performance of TCW's business.

You should note that for public pension plans and in some cases other clients, entertainment or gifts may have to be disclosed by TCW in response to client questionnaires and may reflect unfavorably on TCW in obtaining business. In some cases they may even lead to disqualification. Therefore, discretion and restraint is advised. In addition, you must be in a position to report any such gifts or entertainment if the question arises.

OTHER CODES OF ETHICS

You should be aware that sometimes a client imposes more stringent codes of ethics than those set forth above. If you are subject to a client's code of ethics, you should abide by it.



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V. Outside Activities

OUTSIDE EMPLOYMENT

Each employee is expected to devote his or her full time and ability to TCW's interests during regular working hours and such additional time as may be properly required. TCW discourages employees from holding outside employment, including consulting. If you are considering taking outside employment, you must submit a written request to your Department Head. The request must include the name of the business, type of business, type of work to be performed, and the days and hours that the work will be performed. If your Department Head approves your request, it will be submitted to the President for final approval. The Human Resources Department will keep written records of both approvals.

An employee may not engage in outside employment that: (a) interferes, competes, or conflicts with the interest of TCW; (b) encroaches on normal working time or otherwise impairs performance; (c) implies TCW's sponsorship or support of an outside organization; or (d) reflects directly or indirectly adversely on TCW. Corporate policy prohibits outside employment in the securities brokerage industry. Employees must abstain from negotiating, approving or voting on any transaction between TCW and any outside organization with which they are affiliated, whether as a representative of TCW or the outside organization except in the ordinary course of their providing services for TCW and on a fully disclosed basis.

If you have an approved second job, you are not eligible to receive compensation during an absence from work which is the result of an injury on the second job and outside employment will not be considered an excuse for poor job performance, absenteeism, tardiness or refusal to work overtime. Should any of these situations occur, approval may be withdrawn.

Any other outside activity or venture that is not covered by the foregoing, but that may raise questions, should be cleared with the President.

SERVICE AS DIRECTOR

No officer, portfolio manager, investment analyst or securities trader may serve as a director or in a similar capacity of any non-TCW company or institution, whether or not it is part of your role at TCW, without prior approval of the Approving Officers. You do not need approval to serve on the board of a private family corporation for your family or any charitable, professional, civic or nonprofit entities that are not clients of TCW and have no business relations with TCW. If you receive approval, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest, such as Chinese Wall procedures, placing securities of the company on a restricted list or recusing yourself if the entity ever considers doing business with TCW. TCW may withdraw approval if senior management concludes that withdrawal is in TCW's interest. Also, if you serve in a director capacity which does not require approval but circumstances later change which would require such approval (e.g. the company enters into business relations with TCW or becomes a client), you must then get approval. You should seek approval using the form provided by the Legal Department.

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FIDUCIARY APPOINTMENTS

No employee may accept appointments as executor, trustee, guardian, conservator, general partner or other fiduciary, or any appointment as a consultant in connection with fiduciary or active money management matters, without the prior approval of the Approving Officers. This policy does not apply to appointments involving personal estates or service on the board of a charitable, civic, or nonprofit company where the Access Person does not act as an investment adviser for the entity's assets. If TCW grants you approval to act as a fiduciary for an account outside TCW, it may determine that the account qualifies as an Outside Fiduciary Account. Securities traded by you as a fiduciary will be subject to the TCW Personal Investment Transactions Policy.

COMPENSATION, CONSULTING FEES AND HONORARIUMS

If you have received proper approval to serve in an outside organization or to engage in other outside employment, you may retain all compensation paid for such service unless otherwise provided by the terms of the approval. You should report the amount of this compensation to the President. You may not retain compensation received for services on boards of directors or as officers of corporations where you serve in the course of your employment activities with TCW. You may also retain honorariums received by you for publications, public speaking appearances, instruction courses at educational institutions, and similar activities. You should direct any questions concerning the permissible retention of compensation to the President.

PARTICIPATION IN PUBLIC AFFAIRS

TCW encourages its employees to support community activities and political processes. Normally, voluntary efforts take place outside of regular business hours. If voluntary efforts require corporate time, you should obtain prior approval from the President. If you wish to accept an appointive office, or run for elective office, you must first obtain approval from the President. You must campaign for an office on your own time and may not use TCW property or services for such purposes without proper reimbursement to TCW.

In all cases, employees participating in political activities do so as individuals and not as representatives of TCW. To prevent any interpretation of sponsorship or endorsement by TCW, you should not use either the TCW name or its address in material you mail or funds you collect, nor, except as necessary biographical information, should TCW be identified in any advertisements or literature.

SERVING AS TREASURER OF CLUBS, CHURCHES, LODGES

An employee may act as treasurer of clubs, churches, lodges, or similar organizations. However, you should keep funds belonging to such organizations in separate accounts and not commingle them in any way with your personal funds or TCW's funds.

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VI. Political Activities and Contributions

INTRODUCTION:  POLITICAL CONTRIBUTIONS & ACTIVITIES

In the US, both federal and state laws impose limitations, and in some cases restrictions, on certain kinds of political contributions and activities. These laws apply not only to US citizens, but also to foreign nationals and both US and foreign corporations, and other institutions. Accordingly, TCW has adopted policies and procedures concerning political contributions and activities regarding federal, state and local candidates, officials and political parties.

THIS POLICY REGARDING ACTIVITIES AND POLITICAL CONTRIBUTIONS APPLIES TO TCW AND ALL EMPLOYEES. FAILURE TO COMPLY WITH THESE RULES COULD RESULT IN CIVIL OR CRIMINAL PENALTIES FOR TCW AND THE INDIVIDUALS INVOLVED.

These policies are intended solely to comply with these laws and regulations and to avoid any appearance of impropriety. These policies are not intended otherwise to interfere with an individual's right to participate in the political process.

OVERVIEW OF POLICY ON POLITICAL ACTIVITIES AND CONTRIBUTIONS

The following summarizes the key elements of the Policy on Political Activities and Contributions. You are responsible for being familiar and complying with the complete policy that follows this summary.

If you have any questions about political contributions or activities, contact the General Counsel.

      o Neither TCW nor anyone working on behalf of TCW may solicit or make a political contribution for the purpose of assisting the firm in obtaining or retaining business.

      o Use of TCW facilities for political purposes is only authorized for activities allowed by law and consistent with this policy. For more information, see the section below entitled: "Rules for Political Activities on Firm Premises and for Using Firm Resources."

      o Contributions by TCW itself: Federal law prohibits political contributions by TCW (or in TCW's name) in support of candidates for federal office. While some states do allow such contributions, there are legal restrictions on corporate donations to state and local candidates, so any firm contributions must be approved by the General Counsel.

      o Contributions by TCW employees: Employees of TCW are free to give to candidates for federal, state and local office as a matter of personal choice. However, you must pre-clear with the General Counsel any contributions to state and local political officials or candidates if, to your knowledge, they serve, or are seeking a position, on the governing board of any TCW client or potential TCW client.

      o Support of Candidates, Initiatives and Special Purpose Organizations Hostile to Defined Benefit Plans. TCW considers the support of candidates, initiatives or special purpose political action organizations that threaten or otherwise jeopardize the future of employer-sponsored or union-sponsored defined benefit plans, which are intended to provide security to their members, is often against the interest of our client base. As such,

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            o     TCW will not sponsor or contribute to such candidates,
                  initiatives or special purpose political action organizations; and

            o Employees of TCW are urged to not sponsor or contribute to such candidates, initiatives or special purpose political action organizations.

      o Use of TCW's name (even in biographical or professional descriptors) is prohibited in connection with explicit political activities of individuals unless required by law or permission has been granted by the General Counsel.

      o Political contributions to U.S. candidates by persons who are not US citizens or permanent resident aliens ("FOREIGN NATIONALS") or by foreign businesses are prohibited by law.

      o Each individual is responsible for remaining within federal, state, and local contribution limits on political contributions and adhering to applicable contribution reporting requirements.

      o Use of TCW's address on political contributions should be avoided unless required by law.


POLICY ON POLITICAL ACTIVITIES AND CONTRIBUTIONS

GENERAL RULES

(A)POLITICAL CONTRIBUTIONS TO OBTAIN OR RETAIN BUSINESS

All persons are prohibited from making or soliciting political contributions where the purpose is to assist TCW in obtaining or retaining business.

(B) SOLICITATIONS OF TCW EMPLOYEES ON BEHALF OF FEDERAL, STATE, OR LOCAL CANDIDATES OR COMMITTEES

No employee shall apply pressure, direct or implied, on any other employee that infringes upon an individual's right to decide whether, to whom, in what capacity, or in what amount or extent, to engage in political activities.

(C) CONTRIBUTIONS AND SOLICITATIONS

      (i) Solicitations/invitations of firm personnel
      All employees must comply with the following procedure when soliciting political contributions to candidates, party committees or political committees. Solicitations or invitations to fundraisers must:

      o     Originate from the individual's home address.

      o     Make clear that the solicitation is not sponsored by TCW.

      o Make clear that the contribution is voluntary on the part of the person being solicited.


      (ii) General Prohibitions
      All employees are prohibited from:

      o Making political solicitations under the auspices of the firm, unless authorized by the General Counsel. Use of firm letterhead is prohibited.


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      o     Causing TCW to incur additional expenses by using its resources for political solicitations, such as postage.

      o     Reimbursing others for political contributions.

      o Using TCW's name (even in biographical or professional descriptors) is prohibited in connection with explicit political activities of individuals unless required by law or permission has been granted by the General Counsel.

      o Doing indirectly or through another person anything prohibited by these policies and procedures.


      (iii)Political Contributions and Activities by Foreign Nationals
      Foreign nationals and non-permanent resident aliens are prohibited by law from:

      o Making contributions, donations, expenditures, or disbursements (either directly or indirectly) in connection with any federal, state or local elections.

      o Contributing or donating to federal, state or local political party committees.

      o Making disbursements for federal, state or local electioneering communications.


RULES FOR INDIVIDUALS

(A) RESPONSIBILITY FOR PERSONAL CONTRIBUTION LIMITS
Federal law and the laws of many states and localities establish contribution limits for individuals and political committees. It is your responsibility to know and remain within those limits. Keep in mind that in some jurisdictions contribution limits apply to the aggregate of all your contributions within the jurisdiction.

(B) STATE AND LOCAL ELECTIONS
All personnel must pre-clear any proposed contributions to state and local political officials if, to your knowledge, those individuals now serve or are seeking a position on the governing board of a TCW client.

(C) SPECIAL RULE FOR NEW JERSEY
TCW officers (and third-party solicitors) may not:

      o Make political contributions to New Jersey state or local officials, employees or candidates for office.

      o     Engage in any payment to a political party in New Jersey.


The New Jersey restrictions apply to New Jersey state and local elections, New Jersey state and local officeholders (and candidates for office) and political parties and committees of any kind and at any level in New Jersey. They do not apply in regards to candidates for federal-level office.

These rules prohibit making or soliciting any monetary or "in-kind" contributions; funding, coordinating or reimbursing a contribution by someone else; participating in fundraising activity; and engaging in any other activity that is designed indirectly (including through the employee's spouse or other family members) to accomplish otherwise prohibited political activity. Officers may not instruct, direct or influence non-officers to participate in these activities on their behalf.
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The only exceptions are that TCW employees may make contributions to:

      o New Jersey state and local officials (and candidates for office), for whom such TCW employees are eligible to vote, in an amount not to exceed $250 per New Jersey official per election.

      o New Jersey political parties in an amount not to exceed $250 per party per year.


If you feel you fall outside the ambit of the law and would like an exemption, you may seek an exemption from the President or the General Counsel. Exemption requests should be in writing and should detail the reasons for the exemption. The President and General Counsel should forward the written request and written exemption to the Compliance Department.

RULES FOR POLITICAL ACTIVITIES ON TCW PREMISES AND FOR USING TCW RESOURCES

(A)FEDERAL, STATE, AND LOCAL ELECTIONS

All employees are prohibited from:

      o Causing TCW to incur additional expenses by using firm resources for political activities. This would include expenditures such as the use of photocopier paper for political flyers, or TCW-provided refreshments at a political event. (There are some exceptions to this ban. See below under "On Premises Activities Relating to Federal Elections. ")

            AND

      o Directing subordinates to participate in federal, state, and/or local fundraising or other political activities, except where those subordinates have voluntarily agreed to participate in such activities.

(B) ON PREMISES ACTIVITIES RELATING TO FEDERAL ELECTIONS

Federal law and firm policy allow individuals to engage in limited personal, volunteer political activities on company premises on behalf of a federal candidate. Such activities are permitted if and only if:

      o The political activities are isolated and incidental (they may not exceed one hour per week or four hours per month).

      o The activities do not prevent the individual from completing normal work and do not interfere with TCW's normal activity.

      o The activities do not raise the overhead of TCW (e.g., using firm facilities that result in long distance phone charges, facsimile charges, postage or delivery charges, etc.).

            AND

      o The activities do not involve services performed by other employees (secretaries, assistants, or other subordinates) unless the other employees are VOLUNTARILY engaging in the political activities in question.

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(C) VOLUNTEERS WHO ARE OF SUBORDINATE RANK

Any employee considering the use of the services of a subordinate employee (whether or not in the same reporting line) for political activities must inform the subordinate that his or her participation is strictly voluntary, and that he or she may decline to participate without risk of retaliation or any adverse job action.

(D) ON PREMISES ACTIVITIES RELATING TO STATE AND LOCAL ELECTIONS

The laws and limitations on corporate political contributions and activities vary significantly from state to state. In general, the guidelines and policies set forth above, for activities related to federal elections should be followed. If you have questions, you may contact the General Counsel for more information.

RULES FOR TCW

(A) FEDERAL ELECTIONS TCW is prohibited from:

      o Making or facilitating contributions to federal candidates from corporate treasury funds.

      o Making or facilitating contributions or donations to federal political party committees and making donations to state and local political party committees if the committees use the funds for federal election activity.

      o Using corporate facilities, resources, or employees for federal political activities other than for making corporate communications to its officers, directors, stockholders, and their families.

      o Making partisan communications to its "rank and file" employees or to the public at large.


(B) CONTRIBUTIONS TO STATE AND LOCAL CANDIDATES AND COMMITTEES

The laws and limitations on corporate political contributions and activities vary significantly from state to state. All TCW employees must obtain pre-clearance from the General Counsel PRIOR to:

      o Using TCW's funds for any political contributions to state or local candidates.

      o     Making any political contribution in TCW's name.



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VII. Other Employee Conduct

PERSONAL FINANCIAL RESPONSIBILITY

It is important that employees properly manage their personal finances, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust.

PERSONAL LOANS

You are not permitted to borrow from clients, or from providers of goods or services with whom TCW deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment. This prohibition does not preclude borrowing from individuals related to you by blood or marriage.

TAKING ADVANTAGE OF A BUSINESS OPPORTUNITY THAT RIGHTFULLY BELONGS TO TCW

Employees must not take for their own advantage an opportunity that rightfully belongs to TCW. Whenever TCW has been actively soliciting a business opportunity, or the opportunity has been offered to it, or TCW's funds, facilities or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to TCW and not to employees who may be in a position to divert the opportunity for their own benefits.

Examples of improperly taking advantage of a corporate opportunity include:

      o Selling information to which an employee has access because of his/her position.

      o Acquiring any real or personal property interest or right when TCW is known to be interested in the property in question.

      o Receiving a commission or fee on a transaction which would otherwise accrue to TCW.

      o     Diverting business or personnel from TCW.

DISCLOSURE OF INTEREST IN A TRANSACTION

If you have any interest in a transaction (whether the transaction is on behalf of a client or on behalf of the firm), that interest must be disclosed to the General Counsel or Chief Compliance Officer. Disclosure will allow assessment of potential conflicts of interest and how they should be addressed. You do not need to report any interest that is otherwise reported in accordance with the Personal Investment Transactions Policy. For example, conducting business with a vendor or service provider that is related to your or our family should be disclosed.

CORPORATE PROPERTY OR SERVICES

Employees are not permitted to act as principal for either themselves or their immediate families in the supply of goods, properties, or services to TCW, unless approved by the President. Purchase or acceptance of corporate property or use of the services of other employees for personal purposes are also prohibited. This would include the use of inside counsel for personal legal advice absent approval from the General Counsel or use of outside counsel for personal legal advice at TCW's expense.

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USE OF TCW STATIONERY

It is inappropriate for employees to use official corporate stationery for either personal correspondence or other non-job-related purposes.

GIVING ADVICE TO CLIENTS

TCW cannot practice law or provide legal advice. You should avoid statements that might be interpreted as legal advice. You should refer questions in this area to the General Counsel. You should also avoid giving clients advice on tax matters, the preparation of tax returns, or investment decisions, except as may be appropriate in the performance of an official fiduciary or advisory responsibility, or as otherwise required in the ordinary course of your duties.

VIII. Confidentiality

All information relating to past, current and prospective clients is highly confidential and is not to be discussed with anyone outside the organization under any circumstance. One of the most sensitive and difficult areas in TCW's daily business activities involves information regarding investment plans or programs and possible or actual securities transactions by TCW.

Consequently, all employees will be required to sign and adhere to a Confidentiality Agreement.

IX. Exemptive Relief

The Approving Officers, consisting of (i) one of the President or the Chief Executive Officer and (ii) one of the General Counsel or the Chief Compliance Officer, will review and consider any proper request of an Access Person for relief or exemption from any remedy, restriction, limitation or procedure contained in this Code of Ethics which is claimed to cause a hardship for such an Access Person or which may involve an unforeseen or involuntary situation where no abuse is involved. Exemptions of any nature may be given on a specific basis or a class basis, as the Approving Officers determine. The Approving Officers may also grant exemption from an Access Person status to any person or class of persons it determines do not warrant such status. Under appropriate circumstances, the Approving Officers may authorize a personal transaction involving a security subject to actual or prospective purchase or sale for TCW clients, where the personal transaction would be very unlikely to affect a highly institutional market, where the TCW officer or employee is not in possession of Inside Information, or for other reasons sufficient to satisfy the Approving Officers that the transaction does not represent a conflict of interest, involve the misuse of inside information or convey the appearance of impropriety. The Approving Officers shall meet on an ad hoc basis, as deemed necessary upon written request by an Access Person, stating the basis for his or her request for relief. The Approving Officers' decision is solely within their complete discretion.

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X. Sanctions

Upon discovering a violation of this Code, TCW may impose such sanctions as it deems appropriate, including, but not limited to, a reprimand (orally or in writing), a reversal of any improper transaction and disgorgement of the profits from the transaction, demotion, and suspension or termination of employment.

XI. Reporting Illegal or Suspicious Activity

POLICY

TCW is committed to high ethical standards and compliance with the law in all its operations. TCW believes that its employees are in the best position to provide early identification of significant issues that may arise with compliance with these standards and the law. It is TCW's policy to create an environment in which its employees can report these issues in good faith without fear of reprisal.

TCW encourages all employees to report illegal activity or activities not in compliance with TCW's formal written policies and procedures, including our Code of Ethics, in order to assist TCW in detecting and putting an end to fraud and unlawful conduct. To that end, the Whistleblower procedures below are being adopted. Consistent with the policies of Societe Generale, the reports under the Whistleblower procedures will not be anonymous; however, these reports by a reporting employee will be held confidentially by TCW except in extraordinary and limited circumstances.

TCW expects the exercise of the Whistleblower Policy to be used responsibly. If an employee believes that a policy is not being followed because it is merely being overlooked, the normal first recourse should be to bring the issue to the attention of the party charged with the operation of the policy.

PROCEDURE

In most cases, an employee should be able to resolve issues or concerns with his or her manager or, if appropriate, other line management senior to their manager. However, there may be instances when this recourse fails or you have legitimate reasons to choose not to address the issue to management. Examples include, but are not limited to, circumstances in which the report involves your manager or the manager fails to respond. In such cases, TCW has established a system for employees to report illegal activities or non-compliance with TCW's formal written policies and procedures.

An employee who has a good faith belief that a violation of law or failure of compliance may occur or is occurring has a right to come forward and file a report under this Whistleblower Policy. "Good faith" does not mean that a reported concern must be correct, but it does require that the reporting employee believe that he or she is fully disclosing information that is truthful.

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      1.    Reports may be oral, by telephone or interview, or in writing, by letter, memo or email. The employee making the report must identify himself or herself. The employee should also clearly identify that the report is being made pursuant to this Policy and in a context commensurate with the fact that the Policy is being invoked (e.g., not in a casual conversation in a lunch room). The report should be made to the following parties, in the order shown:

            (a) TCW's Chief Compliance Officer, unless it would not be appropriate or that officer fails to respond; or

            (b) The Secretary General of Societe Generale Group (email: alert.alert@socgen.com, as a last resort, particularly if the cause of the initial report persists.

      2. Officers and managers must have an "open door" for employees reporting these concerns.

      3. TCW's Chief Compliance Officer and General Counsel will consult about the investigation required. Depending on the nature of the matters covered by the report, an officer or manager may conduct the investigation or it may be conducted by the Chief Compliance Officer, the General Counsel or by an external party.

      4. The investigation will be conducted diligently by any appropriate action.

      5. TCW understands the importance of maintaining confidentiality of the reporting employee in order to make the Whistleblower right an effective one. Therefore, the identity of the employee making the report will be kept confidential except to the extent that disclosure may be required by law, a governmental agency or self-regulatory organization, or as an essential part of completing the investigation, as determined the Chief Compliance Officer or the General Counsel. Any disclosure shall be limited to the minimum required. The employee making the report will be advised if confidentiality cannot be maintained.

      6. The Chief Compliance Officer will follow up on the investigation to make sure that it is completed, that any non-compliance issues are addressed and there are no acts of retribution or retaliation against the person(s) reporting violations or cooperating in an investigation in good faith.

      7. The Chief Compliance Officer or General Counsel will report to TCW's Board of Directors concerning the findings of any investigation they determine involved a significant non-compliance issue.

Please note that it is a violation of this policy to submit a report that is known to be false.

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XII. Annual Compliance Certification

TCW will require all Access Persons and TCW directors to certify annually that
(i) they have read and understand the terms of this Code of Ethics and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of this Code, including but not limited to the personal investment transactions policies contained in this Code.


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